As filed with the Securities and Exchange Commission on May 27, 2003
                                                     Registration No. 333-103833
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ___________________
                              ENERGY PARTNERS, LTD.
             (Exact name of registrant as specified in its charter)

            Delaware                                   72-1409562
 (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)
                                  John H. Peper
                            Executive Vice President,
                     General Counsel and Corporate Secretary
                              Energy Partners, Ltd.
                       201 St. Charles Avenue, Suite 3400
                          New Orleans, Louisiana 70170
                                 (504) 569-1875
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ___________________
                          Copies of communications to:

       John Schuster, Esq.                   Felix P. Phillips, Esq.
       Cahill Gordon & Reindel               Baker Botts L.L.P.
       80 Pine Street                        One Shell Plaza
       New York, New York  10005             910 Louisiana Street
       (212) 701-3000                        Houston, TX  77002-4995
                                             (713) 229-1234

     Approximate date of commencement of proposed sale to the public: Not Applicable

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                              ___________________

                          DEREGISTRATION OF SECURITIES

     On March 14, 2003, Energy Partners, Ltd. ("EPL") filed a registration statement on Form S-3 (No. 333-103833), as amended by Amendment No. 1 filed April 3, 2003 and the 424(b) prospectus filed on April 17, 2003 (collectively, the "Registration Statement"), to register $80,500,000 of its common stock, par value $0.01 per share ("Common Stock"). $74,247,564 of Common Stock has been sold under the Registration Statement. EPL hereby deregisters the remaining unsold $6,252,436 of Common Stock covered by the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on May 27, 2003.


                                ENERGY PARTNERS, LTD.



                                By:  /s/ Richard A. Bachmann
                                     ------------------------------------
                                     Richard A. Bachmann
                                     Chairman, President and
                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                                        Title                               Date
                 ---------                                        -----                               ----

/s/ Richard A. Bachmann
-----------------------------------              Chairman, President and Chief Executive             May 27, 2003
         Richard A. Bachmann                     Officer (Principal Executive Officer)

/s/ Suzanne V. Baer
-----------------------------------              Executive Vice President and Chief Financial         May 27, 2003
         Suzanne V. Baer                         Officer (Principal Financial and Accounting
                                                 Officer)

                      *                                          Director                            May 27, 2003
-----------------------------------
         Austin M. Beutner

                      *                                          Director                            May 27, 2003
-----------------------------------
         John C. Bumgarner, Jr.

                      *                                          Director                            May 27, 2003
-----------------------------------
         Jerry D. Carlisle

                      *                                          Director                            May 27, 2003
-----------------------------------
         Harold D. Carter

                      *                                          Director                            May 27, 2003
-----------------------------------
         Robert D. Gershen






                   *                                             Director                            May 27, 2003
-----------------------------------
         Gary L. Hall

                   *                                             Director                            May 27, 2003
-----------------------------------
        William O. Hiltz

                  *                                              Director                            May 27, 2003
-----------------------------------
         Eamon M. Kelly

                   *                                             Director                            May 27, 2003
-----------------------------------
         John G. Phillips

*By: /s/ John H. Peper
     ------------------------------
         Attorney-in-Fact

